Exhibit (h)(3)

FORM OF

SHAREHOLDER SERVICING AGREEMENT

(for Program Sponsors or Administrators)

This Agreement is made as of                     ,              between Allianz Global Investors Fund Management LLC (the “Administrator”), a Delaware limited liability company, and                                          (“Servicer”), a                      corporation.

W I T N E S S E T H

WHEREAS, the Administrator performs and procures the performance of various services for Allianz Funds Multi-Strategy Trust (“Multi-Strategy Trust”), a Massachusetts business trust (Multi-Strategy Trust is sometimes hereinafter referred to as the “Trust”);

WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), and offers Class P shares of beneficial interest (“P shares” or “Shares”) in separate series or funds (“Funds”), each with its own investment objective or objectives and investment policies;

WHEREAS, the Trust is authorized to issue shares of the Funds in separate classes of shares;

WHEREAS, certain shareholders of the Trust, who are participants in various asset allocation, wrap or other similar programs sponsored by financial institutions, may require administrative, recordkeeping and other services that are in addition to services required by other shareholders, and the provision of such services to shareholders requiring these services may benefit such shareholders and facilitate their ability to invest in the Funds;

WHEREAS, Servicer is the sponsor, administrator, broker, or registered investment adviser for one or more programs (each a “Program” and, collectively, the “Programs”) sponsored by financial institutions;

WHEREAS, Servicer desires to have the Programs and/or the participants therein acquire Shares of the Funds at the net asset value thereof without any sales charge;

WHEREAS, the Administrator desires that Servicer provide certain administrative, recordkeeping and other services with respect to Shares of the Funds; and

WHEREAS, Servicer desires to provide such administrative, recordkeeping and other services in accordance with the terms and conditions of this Agreement set forth below;

Shareholder Servicing Agreement

(for Program Sponsors or Administrators)

Now, therefore, the Administrator and Servicer agree as follows:

1. Offering of Shares. The Administrator agrees to take all steps necessary, which may include coordination of efforts of the Trust, the Administrator, the transfer agent, and distributor, to facilitate the offering to the Programs of Shares, and agrees to take all steps necessary so that orders for the purchase and redemption of such Shares shall be effected as specified in Section 4 of this Agreement.

2. Services to Programs. Servicer shall provide shareholder and administrative services for the Programs that purchase Shares of the Funds with respect to such Shares, including, but not limited to, providing explanations to participants in the Programs of their investment options including one or more of the Funds; providing recordkeeping and other administrative services to participants in the Programs; maintaining records of the contributions to the Programs to purchase Shares of the Funds; providing periodic statements to the participants in the Programs of the Shares of the Funds held for the benefit of each participant in the Programs; processing distributions from the Programs, including facilitating any necessary redemptions of Shares of the Funds for participants in the Programs; answering inquiries regarding the Funds (but not involving the rendering of investment advice); providing account designations and addresses to the Administrator; performance of sub-accounting; assistance in the establishment and maintenance of shareholder accounts and records; providing recordkeeping services related to purchase and redemption transactions, including providing such information as may be necessary to assure compliance with applicable Blue Sky requirements; providing periodic statements showing a shareholder’s account balance and the integration of such statements with those of other transactions and balances in the shareholder’s other accounts serviced by Servicer; and providing such other information and services as the Administrator reasonably may request, to the extent Servicer is permitted by applicable statute, rule, or regulation to provide such information or services. Servicer shall provide such facilities and personnel (which may be all or any part of the facilities currently used in Servicer’s business or all or any of Servicer’s employees) as are necessary or beneficial for providing information and services to the Programs maintaining accounts with the Funds and to assist in servicing accounts of such shareholders.

3. Pricing Information. The Administrator or its designee(s) will furnish Servicer or its designee, on each business day that the Trust is open for business, as specified in the respective prospectuses of the Trust that describe the Funds (“Business Day”), with (i) net asset value information as determined at or about the close of trading (currently 4:00 p.m. Eastern Time) on the New York Stock Exchange or at such other time at which a Fund’s net asset value is calculated as specified in such Fund’s prospectus (“Close of Trading”) and (ii) income accrual factors, dividend, and capital gains information as it becomes available. The Administrator or its designee(s) will use best efforts to provide net asset value, income accrual, dividend and capital gains information to Servicer or its designee by 7:00 p.m. Eastern Time on each Business Day.

4. Orders and Settlement. The parties agree that orders to purchase and redeem Shares by the Programs shall be effected on each Business Day as provided in this Section 4.

Shareholder Servicing Agreement

(for Program Sponsors or Administrators)

Servicer shall transmit to the Trust or its designee(s) orders to purchase or redeem Shares of the Funds for accounts that have been or are to be opened with the Trust for the Programs. Solely for purposes of processing purchase and redemption orders from the Programs as described in this Section 4, the Administrator and Servicer agree that Servicer shall be the designee of the Trust’s transfer agent, and receipt of an order in proper form by such designee shall constitute receipt by the Trust subject to the terms and conditions specified in this Section. Purchases for the Programs shall be made and redemptions for the Programs shall ordinarily be made at the net asset value determined as of the Close of Trading on the Business Day that an order to purchase or redeem shares is received by Servicer, provided that (a) Servicer receives orders from participants and other authorized persons under the Programs at a time prior to the Close of Trading on that Business Day; (b) orders transmitted to the Trust are received by the Trust and its transfer agent by 9:00 a.m. Eastern Time on the next following Business Day; and (c) the Trust may, to the extent it deems necessary, delay redemption of the Shares of a Fund to the extent permitted under the 1940 Act. Orders from participants and other authorized persons under the Programs received by Servicer after the Close of Trading on a Business Day shall be treated as if received on the next following Business Day.

5. Payment. The parties agree that payment for net purchases of Shares attributable to all orders placed with the Trust or the Trust’s transfer agent for the Programs as of the Close of Trading on a given Business Day will be wired by Servicer or its designee to the Trust’s custodial account designated by the Administrator no later than 3:00 p.m. Eastern Time on the next Business Day. The Administrator agrees that it shall take all steps necessary so that payment for net redemptions of Shares attributable to all orders for the Programs transmitted by Servicer or its designee to the Trust or the Trust’s designee(s) as of the Close of Trading on a given Business Day ordinarily will be wired separately by the Trust or its designee(s) to a custodial account designated by Servicer or its designee no later than 3:00 p.m. Eastern Time on the next Business Day, provided, however, that the Trust may, if it deems appropriate, delay redemptions of the Shares of a Fund or postpone payment upon redemption, to the extent permitted by the 1940 Act.

Unless otherwise instructed by Servicer based upon instructions provided by authorized persons for the Programs, dividends and capital gains distributions from any Fund will be automatically reinvested in additional Shares of such Fund.

6. Participant Recordkeeping. Recordkeeping and other administrative services provided to participants in the Programs shall be the responsibility of Servicer and shall not be the responsibility of the Trust or the Administrator. The Administrator will cause the Trust to establish one omnibus account per Program per Fund, and will not maintain separate accounts for Program participants. Any account established pursuant to this Section shall be an “Eligible Account.”

7. Proxies. Servicer will distribute to each Program all proxy material furnished by the Administrator on behalf of the Trust. Servicer and its agents will in no way recommend action in connection with or oppose or interfere with the solicitation of such proxies.

Shareholder Servicing Agreement

(for Program Sponsors or Administrators)

8. Fund Expenses. Servicer shall not bear any of the expenses for the cost of registration of the Shares, preparation of the Trust’s prospectuses, proxy materials and reports, and the preparation of other related statements and notices required by law.

9. Maintenance of Records. Each party shall maintain and preserve all records as required by law to be maintained and preserved in connection with providing the services to the Programs and in making Shares available to the Programs. Upon the reasonable request of the Administrator, Servicer shall provide the Administrator, or its representative(s), copies of all the historical records relating to transactions between the Funds and the Programs, written communications regarding the Funds to or from such Programs and their participants, and other materials. Servicer agrees that it will permit the Administrator’s representatives to have reasonable access to Servicer’s personnel and records during normal business hours. Upon the reasonable request of Servicer, the Administrator shall provide to Servicer or its representative(s) copies of all the historical records relating to transactions between the Funds and the Programs, written communications regarding the Funds to or from such Programs, and other materials. The parties agree to cooperate in good faith in providing records to one another pursuant to this Section 9.

10. Compliance with Laws. At all times, Servicer shall comply with all applicable laws, rules and regulations, including but not limited to, those relating to requirements for delivery of prospectuses. At all times, the Administrator shall comply with all laws, rules and regulations applicable to it by virtue of entering into this Agreement.

11. Operations of the Funds. In no way shall the provisions of this Agreement limit the authority of the Trust and the Administrator to take such lawful action as any of them may deem appropriate or advisable in connection with all matters relating to the operation of the Trust and the sale of the Shares. The parties acknowledge that nothing in this Agreement shall in any way preclude or prevent the Trust’s Board of Trustees from taking any actions deemed necessary by the Board in furtherance of its fiduciary duties to the Trust and its shareholders, which, among other things, may include the refusal to sell Shares of any Fund to any person, or to suspend or terminate the offering of the Shares of any Fund, if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees, acting in good faith and in light of the Trustees’ fiduciary duties under applicable law, in the best interests of the shareholders of any Fund. In no way shall the provisions of this Agreement limit the authority of Servicer to take such action as it may deem appropriate or advisable in connection with all matters relating to the provision of administrative or other services to the Programs or to the shares of funds other than the Funds offered to the Programs.

12. Relationship of Parties. Except to the extent provided in Section 4, it is understood and agreed that all services performed hereunder by Servicer shall be as an independent contractor and not as an employee or agent of the Trust, the Administrator or any of the Funds, and none of the parties shall hold itself out as an agent of any other party with the authority to bind such party. The Trust and the Administrator operate independently of each other and the Trust shall not be responsible for the performance or satisfaction of the Administrator’s obligations hereunder.

Shareholder Servicing Agreement

(for Program Sponsors or Administrators)

13. Use of Names. Except as otherwise expressly provided for in this Agreement, Servicer shall not use, nor shall it allow its employees or agents to use, the name or logo of the Trust’s investment adviser or any sub-adviser, the Administrator, any affiliate of the Administrator, or any products or services sponsored, managed, advised, administered, or distributed by the Administrator or any of its affiliates, for advertising, trade, or other commercial or non-commercial purposes without the express prior written consent of the Administrator.

14. Class P Fees. (a) In consideration of Servicer’s performance of the services to the Programs as described in this Agreement, the Administrator will cause the Funds to pay Servicer the fees described in Schedule B (“Administrative Fees”). The parties acknowledge and agree that the Administrative Fees will be paid by the Funds, subject to all terms and conditions of the Administrative Services Plan for Class P Shares described in Section 18(a) (“Administrative Services Plan”), and shall be paid with respect to each Fund only so long as the Administrative Services Plan and this Agreement are in effect.

(b) The parties agree that the Administrative Fees are for administrative services only and do not constitute payment in any manner for investment advisory or distribution services.

15. Representations and Warranties. Servicer represents and warrants that:

(a) It has full power and authority under applicable law, and has taken all action necessary, to enter into and perform this Agreement;

(b) The arrangements provided for in this Agreement, including, to the extent necessary or appropriate, the compensation arrangements provided for in this agreement, will be timely disclosed by Servicer to the Programs through their representatives;

(c) The performance of the duties and obligations and provision of services by Servicer as described in this Agreement and the receipt of Administrative Fees as provided in this Agreement will not violate the Employee Retirement Income Security Act of 1974, as amended, the Internal Revenue Code of 1986, as amended, or federal or state securities laws;

(d) The entering into this Agreement and the performance of its duties and obligations hereunder will not breach or otherwise impair any other agreement or understanding it has with any other person, corporation, or other entity;

(e) The Servicer agrees to comply with provisions of the Prospectuses of the Trust, and with all applicable federal, state and non-U.S. securities laws. Among other things, (i) the Servicer shall be responsible for reasonably assuring that only orders to purchase, redeem or exchange Shares received by the Servicer or any Indirect Intermediary (as defined in Section 27 (b) hereof) prior to the Valuation Time (as defined in this Section 15) shall be submitted directly or indirectly by the Servicer to the Trust or its transfer agent or other applicable agent for receipt of a price based on the net asset value per Share calculated for that day in

Shareholder Servicing Agreement

(for Program Sponsors or Administrators)

accordance with Rule 22c-1 under the 1940 Act (orders to purchase, redeem or exchange Fund shares received by the Servicer subsequent to the Valuation Time on any given day shall receive a price based on the next determined net asset value per Share in accordance with Rule 22c-1 under the 1940 Act); and (ii) the Servicer shall cause to be imposed and/or waived applicable redemption fees only in accordance with the relevant Fund’s then current Prospectuses and/or as instructed by the Administrator. The Servicer further agrees to make reasonable efforts to assist the Funds and their service providers (including but not limited to the Administrator) to detect, prevent and report market timing or excessive short-term trading of Shares. To the extent the Servicer has actual knowledge of violations of Trust policies (as set forth in the applicable then current Prospectuses) regarding: (i) the timing of purchase, redemption or exchange orders and pricing of Shares, (ii) market timing or excessive short-term trading, or (iii) the imposition of redemption fees, the Servicer agrees to report such known violations to the Administrator. For purposes of this Agreement, the term “Valuation Time” refers to the time as of which the Shares are valued on each business day, currently the close of regular trading on the New York Stock Exchange (normally, 4:00 p.m., Eastern Time) on each day that the New York Stock Exchange is open for business.

16. Indemnification.

(a) Servicer agrees to indemnify and hold harmless the Trust, the Administrator, and their affiliates, any sub-adviser to each Fund and each of their trustees, directors, officers, employees, and each person, if any, who controls any of them within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), against any losses, claims, damages, liabilities or expenses to which an indemnitee may become subject insofar as those losses, claims, damages, liabilities or expenses or actions in respect thereof, arise out of or are based upon (i) Servicer’s gross negligence or willful misconduct in performing such services, (ii) any material breach by Servicer of any provision of this Agreement, or (iii) any breach by Servicer of a representation or warranty made in this Agreement. Servicer will reimburse the indemnitees for any legal or other expenses reasonably incurred, as incurred, by them in connection with investigating or defending any such loss, claim or action. This indemnity agreement will be in addition to any liability which Servicer may otherwise have.

(b) The Administrator agrees to indemnify and hold harmless Servicer, its affiliates, and each of their directors, officers, employees, and each person, if any, who controls Servicer within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses to which an indemnitee may become subject insofar as such losses, claims, damages, liabilities or expenses or actions in respect thereof arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or Prospectus of the Trust or the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any material breach by the Administrator of any provision of this Agreement, or (iii) the Administrator’s gross negligence or willful misconduct in carrying out its duties and responsibilities under this Agreement. The Administrator will reimburse the indemnitees for any legal or other expenses reasonably incurred, as incurred, by them in connection with investigating or defending any such loss, claim, or action. This indemnity agreement will be in addition to any liability which the Administrator may otherwise have.

Shareholder Servicing Agreement

(for Program Sponsors or Administrators)

(c) Promptly after receipt by an indemnitee under this Section 16 of notice of the commencement of an action, the indemnitee will, if a claim in respect thereof is to be made against the indemnitor, notify the indemnitor of the commencement thereof in accordance with the provisions of Section 20 hereof within 7 days after the summons or other first legal process shall have been served, unless within such 7 days the indemnitor shall have been served in the same action, in which case such notification may be given within 60 days. The omission to so notify the indemnitor will not relieve it from any liability that it may have to any indemnitee otherwise than under this Section 16 except that the failure of the indemnitee so to notify the indemnitor will relieve the indemnitor of its indemnity obligation with respect to that action to the extent that such omission results in the forfeiture of substantive rights or defenses by the indemnitor. If any such action is brought against any indemnitee and it notifies the indemnitor of the commencement thereof as specified above, the indemnitor will be entitled to assume the defense thereof with counsel reasonably satisfactory to the indemnitee, and the defendant or defendants in such action entitled to indemnification hereunder shall have the right to participate in the defense or preparation of the defense of any such action. In the event the indemnitor does elect to assume the defense of any such action, and to retain counsel of good standing, the defendant(s) in such action shall bear the fees and expenses of any additional counsel retained by any of them; but in case the indemnitor does not elect to assume the defense of any such action, the indemnitor will reimburse the indemnitee(s) named as defendant(s) in such action for the fees and expenses of counsel agreed upon by indemnitor and indemnitee. If the indemnitor assumes the defense of any such action, the indemnitor shall not, without the prior written consent of the indemnitee(s), settle or compromise the liability of the indemnitee(s) in such action, or permit a default or consent to the entry of any judgment in respect thereof, unless in connection with such settlement, compromise or default or consent, each indemnitee receives from the claimant a release from all liability in respect of such claim. The party seeking indemnification will not confess any claim or make any compromise in any case in which the other party may be required to indemnify except with the other party’s prior written consent.

17. Survival. The provisions of Sections 9, 11, 13 and 16 shall survive termination of this Agreement.

18. Term and Termination.

(a) This Agreement is entered into by the Administrator on behalf of the Trust, in accordance with the terms of the Administrative Services Plan which the Trust has adopted in accordance with the procedures set forth in paragraphs (b) through (f) of Rule 12b-1 under the 1940 Act, except that shareholders need not enjoy the voting rights specified in Rule 12b-1. Accordingly, unless sooner terminated, this Agreement will continue in effect until one year from the date hereof and thereafter for successive annual periods, provided that such continuance is specifically approved at least annually by votes of a majority of both (i) the Board of Trustees of the Trust and (ii) those Trustees of the Trust who are not “interested

Shareholder Servicing Agreement

(for Program Sponsors or Administrators)

persons” (as defined in the 1940 Act) and have no direct or indirect financial interest in the operation of such Administrative Services Plan or any agreements related to it (“Independent Trustees”), cast in person at a meeting called for the purpose of voting on the Administrative Services Plan and such related agreements.

(b) This Agreement may be terminated on 30 days’ written notice with respect to a Fund, at any time without the payment of any penalty, by vote of a majority of the Independent Trustees of the Trust, or by the Servicer upon 30 days written notice to the Administrator.

(c) This Agreement shall terminate automatically in the event of its assignment, as defined in the 1940 Act.

(d) This Agreement shall terminate automatically with respect to a Fund in the event the Fund is merged or consolidated into a fund of another trust.

(e) All indemnities contained herein shall survive termination of this Agreement and such termination shall not affect any liability arising out of any action taken by the Administrator at Servicer’s instructions prior to termination.

19. Governing Law. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York applicable to agreements fully executed and to be performed therein, without regard to its conflicts of law rules.

20. Notices. Each notice required by this Agreement shall be given in writing and delivered personally or mailed by certified mail or overnight courier service or sent by facsimile to the party’s address identified on the signature page to this Agreement or such other address as each party may by written notice provide to the other. A notice given pursuant to this Section shall be deemed to have been given immediately when delivered personally or by facsimile, three (3) days after the date of certified mailing and one (1) day after delivery by overnight courier service.

21. Complete Agreement. This Agreement contains the full and complete understanding of the parties and supersedes all prior representations, promises, statements, arrangements, agreements, warranties and understandings between the parties with respect to the subject matter hereof, whether oral or written, express or implied.

22. Amendment. The Servicer and the Administrator agree that the Administrator may, by 30 days’ written notice to the Servicer, amend or modify this Agreement without the affirmative consent of the Servicer. Notice for all purposes shall be deemed to be given when mailed or electronically transmitted to the Servicer. Servicer’s submission and the Trust’s or its designee’s acceptance of an order to purchase, redeem or exchange of Shares of any Fund after the transmission of such notice shall represent Servicer’s acknowledgement and acceptance of the terms and conditions of any such amendment.

Shareholder Servicing Agreement

(for Program Sponsors or Administrators)

23. Assignment. Subject to Section 18(c), this Agreement shall not be assigned by any party without the prior written consent of the other.

24. Non-Exclusivity. Each of the parties acknowledges and agrees that this Agreement and the arrangements described herein are intended to be non-exclusive and that each of the parties is free to enter into similar agreements and arrangements with other entities.

25. Force Majeure. Notwithstanding any other provisions of this Agreement to the contrary, Servicer and the Administrator shall not be responsible for delays or errors caused by acts of God or by circumstances beyond their control, including without limitation, acts of governmental or military authority, national emergencies, labor unrest, mechanical breakdown, insurrection, war, riots, failure or unavailability of transportation, communication or power supply, fire, flood, earthquake or other catastrophe, extreme market volatility or trading volumes.

26. Anti-Money Laundering. Each party to this Agreement hereby agrees to abide by and comply with all applicable anti-money laundering laws and regulations including the Anti-Money Laundering and Abatement Act and relevant provisions of the USA Patriot Act of 2001. Each party represents that it has established an Anti-Money Laundering Program that complies with all material aspects of the USA Patriot Act of 2001 and other applicable anti-money laundering laws and regulations. Each party also hereby agrees to take action to comply with any new or additional anti-money laundering regulations. Servicer certifies that it has obtained and verified the requisite information with respect to each investor on whose behalf Servicer is acting with respect to the Funds and, unless otherwise prohibited by applicable law, Servicer agrees to notify the Administrator promptly whenever, with respect to any such investor, it detects potential indications of any: (i) suspicious activity that would require a broker/dealer or bank (as applicable) to file a suspicious activity report or (ii) Office of Foreign Asset Control matches.

27. Agreement to Provide Information. The Servicer agrees to provide the Administrator or its designee (“Fund Agent”), upon written request, the taxpayer identification number (“TIN”), the Individual/International Taxpayer Identification Number (“ITIN”), or other government-issued identifier (“GII”), if known, of any or all Shareholder(s) of the account, the name or other identifier of any investment professional(s) associated with the Shareholder(s) or account (if known), and the amount, date and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through an account maintained by the Servicer during the period covered by the request.

(a) Period Covered by Request. Requests must set forth a specific period, not to exceed 180 days from the date of the request, for which transaction information is sought. Fund Agent may request transaction information older than 180 days from the date of the request as it deems necessary to investigate compliance with policies established by the Trust for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by a Fund. If mutually agreed upon by Fund Agent and the Servicer, the Servicer will provide the information specified for each trading day in the period.

Shareholder Servicing Agreement

(for Program Sponsors or Administrators)

(b) Form and Timing of Response. The Servicer agrees to provide, promptly upon request of Fund Agent, the requested information specified in this Section 27. If requested by Fund Agent, the Servicer agrees to use its best efforts to determine promptly whether any specific person about whom it has received the identification and transaction information specified in this Section 27 is itself a “financial intermediary,” as that term is defined in Rule 22c-2 under the 1940 Act (an “Indirect Intermediary”) and, upon further request of Fund Agent, promptly either (i) provide (or arrange to have provided) the information set forth in this Section 27 for those Shareholders (as hereinafter defined) who hold an account with an Indirect Intermediary or (ii) restrict or prohibit the Indirect Intermediary from purchasing, in nominee name on behalf of other persons, Shares. The Servicer additionally agrees to inform Fund Agent whether it plans to perform (i) or (ii) above. Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the Servicer and Fund Agent. To the extent practicable, the format for any Shareholder and transaction information provided to Fund Agent should be consistent with the NSCC Standardized Data Reporting Format.

(c) Limitations on Use of Information. The Administrator agrees not to use and agrees to cause the Trust not to use the information received for marketing or any other similar purpose without the prior written consent of the Servicer; provided, however, that this provision shall not limit the use of publicly available information, information already in the possession of the Administrator, Fund Agent, the Trust or their affiliates at the time the information is received pursuant to this Agreement or information which comes into the possession of the Administrator, Fund Agent, the Trust or their affiliates from a third party.

28. Agreement to Restrict Trading. The Servicer agrees to execute written instructions from Fund Agent to restrict or prohibit further purchases or exchanges of Shares by a Shareholder that has been identified by Fund Agent as having engaged in transactions in Shares (directly or indirectly through the Servicer’s account) that violate policies established or utilized by the Trust or Fund Agent for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by a Fund (e.g., market timing and late trading policies).

(a) Form of Instructions. Instructions must include the TIN, ITIN or GII, if known, and the specific restriction(s) to be executed. If the TIN, ITIN or GII is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.

(b) Timing of Response. The Servicer agrees to execute instructions from Fund Agent as soon as reasonably practicable, but not later than five business days after receipt of the instructions by the Servicer.

Shareholder Servicing Agreement

(for Program Sponsors or Administrators)

(c) Confirmation by Servicer. The Servicer must provide written confirmation to Fund Agent or its designee that Fund Agent’s instructions to restrict or prohibit trading have been executed. Servicer agrees to provide confirmation as soon as reasonably practicable, but not later than ten business days after the instructions have been executed.

29. Detecting Violations. The Servicer agrees to make reasonable efforts to assist the Trust and its service providers (including the Administrator) in preventing and detecting market timing and excessive short-term trading with respect to the Shares.

30. Agreement Relating to SAS-70/Third Party Control Reviews. Servicer agrees to require any organization that performs a Statement on Auditing Standards (SAS) No. 70 review, or other third party review, of Servicer’s controls, to include in such review control objectives relating to:

(a) ensuring that Fund Orders received by the Servicer prior to the Valuation Time are effectively segregated from Fund Orders received by the Servicer after the Valuation Time and that only Fund Orders received prior to the Valuation Time on a day are transmitted to the applicable Trust or its designee for execution at that day’s NAV;

(b) imposing redemption fees, or only permitting waivers of such fees, in accordance with the applicable Fund’s then current Prospectus(es);

(c) providing to Fund Agent the Shareholder identification and transaction information identified in Section 27 above and adhering to Fund Agent’s instructions provided under Section 28 above; and

(d) making reasonable efforts to assist the Trust in detecting and preventing market timing or excessive short-term trading with respect to the Shares.

31. Definitions. For purposes of Sections 27 to 31 of this Agreement, the following terms shall have the following meanings, unless a different meaning is clearly required by the context:

(a) The term “Funds” shall mean the constituent series of the Trust, but for the purposes of Section 27 of this Agreement shall not include Funds excepted from the requirements of paragraph (a) of Rule 22c-2 under the 1940 Act by paragraph (b) of Rule 22c-2.

(b) The term “promptly” shall mean as soon as practicable but in no event later than 5 business days from the Servicer’s receipt of the request for information from Fund Agent.

(c) The term “Shares” means the interests of Shareholders corresponding to the redeemable securities of record issued by a Fund.

Shareholder Servicing Agreement

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(d) The term “Shareholder” shall have the meaning set forth in Rule 22c-2 under the 1940 Act.

(e) The term “written” includes electronic writings and facsimile transmissions.

In addition, for purposes of Sections 27 through 31, the term “purchase” does not include the automatic reinvestment of dividends or distributions.

32. Privacy. Each party agrees to comply, to the extent applicable, with the requirements of Title V of the Gramm-Leach-Bliley Act, 15 U.S.C. §§ 6801 et seq., as may be amended from time to time, and any regulations adopted thereto, including Regulation S-P of the Securities and Exchange Commission, as well as with any other applicable federal or state privacy laws and regulations. The parties agree that any “Non-Public Personal Information,” as the term is defined in Regulation S-P, that may be disclosed hereunder is disclosed for the specific purpose of permitting the other party to perform the services set forth in this Agreement. Each party agrees that, with respect to such information, it will comply with Regulation S-P and that it will not disclose any Non-Public Personal Information received in connection with this Agreement to any other party, except: (i) to the extent required to carry out the services set forth in this Agreement; (ii) as otherwise required or permitted by law or regulation; or (iii) as requested by any regulatory body or governmental agency or body having jurisdiction over the disclosing party.

33. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

Shareholder Servicing Agreement

(for Program Sponsors or Administrators)

IN WITNESS WHEREOF, the undersigned have executed this Agreement by their duly authorized officers as of the date and year first written above.

ALLIANZ GLOBAL INVESTORS FUND MANAGEMENT LLC

By:
Name:
Title:

Address for Notices:
c/o 1345 Avenue of the Americas
New York, New York 10105
Telephone: (212) 739-3190
Fax: (212) 739-3948
Attention: Chief Legal Officer

(“Servicer”)

By:
Name:
Title:

Address for Notices:

SCHEDULE A

The following series or classes of the Trust are “Funds” for purposes of this Agreement, as are the Class P Shares of Funds added subsequent to this Agreement as reflected in the Trust’s then current prospectus. The fees described in Section 14 apply only to the Programs for which Servicer provides services that invest in Class P Shares.

ALLIANZ FUNDS MULTI-STRATEGY TRUST

Class P Funds:

Allianz RCM Global Water Fund

Allianz RCM Global EcoTrends Fund

Shareholder Servicing Agreement

(for Program Sponsors or Administrators)

SCHEDULE B

Payments to Servicer under the Agreement will be calculated and paid by the Funds and will be made according to the following schedule:

Annual rate of 0.10%, payable monthly, of average of aggregate net asset value of outstanding Class P Shares of the Funds listed on Schedule A held by the Programs receiving services described in the Agreement from Servicer, measured on each business day during each month, the applicable portion of which is payable within 20 days following the end of each month.